Exhibit 10.11

SHAREHOLDERS’ DEED

This SHAREHOLDERS’ DEED (this “Deed”), dated as of April 12, 2021, is entered into by and among (i) J1 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”), (ii) solely for the purposes of Sections 2 and 3 and, to the extent applicable, Section 4, Altimeter Growth Holdings, a Cayman Islands limited liability company (“Sponsor”), (iii) Grab Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“GHI”), (iv) Anthony Tan Ping Yeow (together with his successors, the “Proxyholder”) and (v) the persons whose names are set forth on Schedule 1 (each such person, together with its Permitted Transferees in accordance with Section 1.2(b), a “Covered Holder”). Each of the Company, Sponsor (solely for purposes of Section 2, Section 3 and, to the extent applicable, Section 4 hereof), GHI, the Proxyholder and the Covered Holders may be referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, in connection with the Acquisition Closing contemplated by that certain Business Combination Agreement, dated as of the date of this Deed, among the Parties and certain other parties thereto (as it may be amended or modified from time to time, the “Business Combination Agreement”), (i) each Covered Holder’s Key Executive Shares (other than Key Executive Restricted Stock and Dissenting Shares) outstanding immediately prior to the Acquisition Closing Date will automatically be cancelled and cease to exist in exchange for the right to receive newly issued Class B ordinary shares of the Company, par value $0.000001 per share (“Class B Ordinary Shares”), (ii) each Covered Holder’s Key Executive Options outstanding immediately prior to the Acquisition Closing Date, whether vested or unvested, will, automatically and without any required action on the part of any holder or beneficiary thereof, be assumed by the Company and converted into an option to purchase Class B Ordinary Shares (an “Assumed Key Executive Option”), (iii) each award of Key Executive Restricted Stock outstanding immediately prior to the Acquisition Closing Date shall be converted into an award of restricted Class B Ordinary Shares (each, a “Converted Key Executive Restricted Stock Award”) under the PubCo Incentive Equity Plan and (iv) each Covered Holder’s awards of Key Executive RSUs outstanding immediately prior to the Acquisition Closing Date will be assumed by the Company and converted into an award of restricted share units representing the right to receive Class B Ordinary Shares (each, a “Assumed Key Executive RSU Award”) under the PubCo Incentive Equity Plan (all Class B Ordinary Shares received by the Covered Holders as a result of the Transactions as described in clause (i), all Class B Ordinary Shares to be received by the Covered Holders in connection with any Assumed Key Executive Option, Converted Key Executive Restricted Stock Award or Assumed Key Executive RSU Award as described in clauses (ii), (iii), and (iv) and all Class B Ordinary Shares to be received or acquired by any Covered Holder at any time in the future by any other means, together, the “Covered Shares”). The Class B Ordinary Shares, Assumed Key Executive Options, Converted Key Executive Restricted Stock Awards and Assumed Key Executive RSU Awards each Covered Holder as of the date of this Agreement is expected to receive immediately after the Acquisition Closing are set out in Schedule 1 opposite such Covered Holder’s name;

WHEREAS, in connection with the closing of the transactions contemplated by the Business Combination Agreement, Sponsor will, among other things, receive Class A ordinary shares of the Company, par value $0.000001 per share (“Class A Ordinary Shares”) and PubCo Warrants;

WHEREAS, the Company and the other parties to the Business Combination Agreement have conditioned their agreement to, and the execution and delivery of, the Business Combination Agreement upon, among other things, the Parties entering into this Deed; and

WHEREAS, subject to the terms and conditions of this Deed, (i) each Covered Holder desires to appoint the Proxyholder on an irrevocable basis to exercise their, and any of their Permitted Transferees’, voting rights with respect to their Covered Shares and both the Company and the Proxyholder consent to accept the entrustment hereunder, and (ii) Sponsor agrees to contribute 1,227,500 Class A Ordinary Shares (the “Sponsor Contribution Shares”) to a newly created endowment fund or other entity that will provide support for a long-term socioeconomic impact benefiting the Company’s driver-, delivery- and merchant-partners, and the broader community of Southeast Asia (the “Fund”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Capitalized terms used but not defined herein shall have the meanings set forth in the Business Combination Agreement.

1.	Grant of Proxy and Power Of Attorney

1.1	Voting Right Entrustment.

(a)
Each Covered Holder hereby irrevocably grants to and appoints the Proxyholder and any individual designated in writing by the Proxyholder, and each of them individually, as such Covered Holder’s attorney-in-fact and proxy for and on such Covered Holder’s behalf (the “Proxy”), for and in such Covered Holder’s name, place and stead, to: (i) attend any and all meetings of the shareholders of the Company; (ii) vote the Covered Shares of such Covered Holder at any such meeting; (iii) grant or withhold all written consents with respect to such Covered Shares; and (iv) represent and otherwise act for such Covered Holder in the same manner and with the same effect as if such Covered Holder was personally present at any such meeting (collectively, the “Entrusted Rights”).  The Proxy is coupled with an interest, is irrevocable (and as such shall survive and not be affected by the incapacity, mental illness or insanity of the Covered Holder) and shall not be terminated by operation of Law or upon the occurrence of any other event other than following a termination pursuant to Section 1.2(a). Each Covered Holder authorizes the Proxyholder to substitute any other Person to act hereunder, to revoke any substitution and to file this Proxy and any substitution or revocation with the secretary of the Company.   SUCH IRREVOCABLE PROXY IS EXECUTED AND INTENDED TO BE IRREVOCABLE IN ACCORDANCE WITH THE PROVISIONS OF THE POWERS OF ATTORNEY ACT OF THE CAYMAN ISLANDS (REVISED). Each Covered Holder hereby acknowledges and agrees it is liable for any legal consequences arising from the Proxyholder’s exercise of the aforesaid Entrusted Rights.

(b)
Each Covered Holder hereby acknowledges that in exercising the aforesaid Entrusted Rights, the Proxyholder is not required to seek the prior opinion, instruction or consent of such Covered Holder. However, the Proxyholder shall inform each Covered Holder by notice in writing in a timely manner of any resolution, notice or proposal on convening a shareholders’ meeting after such resolution, notice or proposal is made unless the Proxyholder believes in good faith that such Covered Holder is already aware of such resolution, notice or proposal.

(c)	Any securities of the Company to be issued or issuable to a Covered Holder in respect of Covered Shares during the term of the Proxy shall be deemed Covered Shares.

(d)
Each Covered Holder will, upon request, execute and deliver any additional documents and take such actions as may reasonably be deemed by the Proxyholder to be necessary or desirable to give effect to the Proxy granted by such Covered Holder hereby or to carry out the provisions of this Section 1.

(e)
Each Covered Holder (i) consents to and authorizes the publication and disclosure by the Proxyholder of such Covered Holder’s identity and holding of Covered Shares, the nature of such Covered Holder’s commitments, arrangements and understandings under this Deed (including, for the avoidance of doubt, the disclosure of this Deed) and any other information, in each case, that the Proxyholder reasonably determines is required to be disclosed by applicable Law in any press release, any Schedule 13D or Schedule 13G filed with the SEC, and any other filings with or notices to Governmental Authorities in connection with this Deed or any other agreement or transaction entered into in connection herewith, and (ii) agrees promptly to give to the Proxyholder any information it or its agents may reasonably request for the preparation of any such documents. Each Covered Holder hereto also agrees to promptly notify the Proxyholder of any required corrections with respect to any information supplied by such Covered Holder for use in any such document, if and to the extent that any such information shall have become false or misleading in any material respect.

1.2	Validity Term.

(a)	Each Proxy shall terminate on the date that all Class B Ordinary Shares are converted into Class A Ordinary Shares.

(b)
As a condition of transfer of Covered Shares by a Covered Holder to a third party that is a Permitted Transferee (as defined in the PubCo Charter), the Covered Holder shall cause such Permitted Transferee to enter into a deed of adherence to this Deed, in the form of the Deed of Adherence attached hereto as Exhibit A, by which such third party shall agree to be bound by the terms and conditions set forth in this Section 1 and agree to assume the obligations and liabilities of such Covered Holder as if he/she/it were named herein as such Covered Holder, and shall deliver a copy of such document to the Company and the Proxyholder together with the notice of such transfer.

1.3
Exemption.  The Proxyholder shall not be liable for or make any economic or other indemnification to any other Party or any third party as a result of the exercise of the Entrusted Rights hereunder as the Proxyholder in accordance with this Deed.

1.4	Miscellaneous.

(a)
No Ownership Interest.  Except as provided for in this Section 1, nothing contained in this Section 1 shall be deemed to vest in any party other than the Covered Holders any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares held by the Covered Holder and all rights, ownership and economic benefits of and relating to such Covered Shares (other than the Entrusted Rights) shall remain vested in and belong to the Covered Holder.

(b)
Irrevocable Proxy.  Each Proxy granted pursuant to this Section 1 is given in consideration for the Company and the other parties thereto entering into the Business Combination Agreement and the Company issuing to the Covered Holders the Covered Shares pursuant to the terms thereof and, as such, is coupled with an interest and shall be irrevocable unless and until such Proxy terminates in accordance with Section 1.2.  The Parties expressly acknowledge and agree, among other things, that the Company and the other parties thereto would not enter into the Business Combination Agreement but for the Proxy granted by the Covered Holders to the Proxyholder. The Company agrees with the Proxyholder that it shall not accept, honor or permit any Covered Holder to vote, or provide any consent with respect to, any Covered Shares with respect to any of the Entrusted Rights.

(c)
Revocation of other Proxy or Power of Attorney.  Each Covered Holder hereby revokes any and all previous proxies or powers of attorney with respect to the Covered Shares held by such Covered Holder or over which such Covered Holder has voting power or control and shall not after the date of this Deed, unless and until the Proxy terminates pursuant to Section 1.2(a) above, purport to grant any other proxy or power of attorney with respect to any of the Covered Shares, deposit any of the Covered Shares into a voting trust or enter into any agreement (other than this Deed), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Covered Shares, in each case, with respect to any of the matters set forth herein.

(d)
Validity; Commitment to Vote.  Each Covered Holder agrees not to challenge the validity or enforceability of this Section 1.  If for whatever reason or no reason a Proxy is deemed invalid, unlawful or otherwise unenforceable, the Covered Holder having, or having purported to, grant such Proxy agrees to vote, or cause to be voted, all Covered Shares held by such Covered Holder, or over which such Covered Holder has voting power or control, from time to time and at all times, in the manner directed by the Proxyholder in respect of all consents or resolutions of the Company.

(e)
Transfer or Bequest to Permitted Entity. Promptly following the Acquisition Closing Date, but no later than 20 days thereafter, each Covered Holder shall either transfer or bequeath its Covered Shares to a Permitted Entity of such Covered Holder. After the Acquisition Closing Date, all Class B Ordinary Shares to be received by the Covered Holders upon exercise of any Assumed Key Executive Option, upon the vesting of any Converted Key Executive Restricted Stock Award or upon the settlement of any Assumed Key Executive RSU Award and all Class B Ordinary Shares to be received or acquired by any Covered Holder at any time in the future by any other means shall promptly, but no later than 20 days following the receipt of such Class B Ordinary Shares, be transferred or bequeathed to a Permitted Entity.

2.	ENDOWMENT FUND

2.1	Following the Acquisition Closing, the Company will create the Fund. Once the formation process is concluded, the Company will send a written notice thereof to Sponsor (the “Fund Formation Notice”).

2.2
Within ten Business Days of the date of the Fund Formation Notice but in no event earlier than such time as the Sponsor Contribution Shares have been registered for resale on an effective registration statement filed with the U.S. Securities and Exchange Commission and the applicable lock-up period under the Sponsor, Support and Lock-Up Agreement has expired (such time, the “Relevant Date”), Sponsor shall gift, or transfer for nominal amount, the Sponsor Contribution Shares (such gift or transfer, the “Sponsor Contribution”) to the Fund, free and clear of all Security Interests; provided that, notwithstanding the foregoing, to the extent a Fund Formation Notice has been delivered prior to the Relevant Date, Sponsor shall have the right (but not the obligation) to make the Sponsor Contribution in accordance with this Section 2.2. Sponsor acknowledges and agrees that the obligation undertaken pursuant to this Section 2.2 is given in consideration for the Company and the other parties thereto entering into the Business Combination Agreement.

2.3
In connection with the foregoing, as promptly as reasonably practicable after the date hereof, the Sponsor and the Company shall cooperate in good faith until the date that is 90 days after the date of the Acquisition Effective Time (under and as defined in the Business Combination Agreement), to try to structure the Sponsor Contribution such that it maximizes tax efficiency for the Sponsor to further enhance the philanthropic impact of the Sponsor Contribution.  In connection with the foregoing, if the Sponsor and the Company agree that such Sponsor Contribution may be made to a foundation or fund other than the Fund, Sponsor’s obligation under Section 2.2 shall be deemed to be met if such Sponsor Contribution is made to such other foundation or fund.  If the Sponsor and the Company cannot otherwise agree, then the Sponsor Contribution shall be made to the Fund, when and as provided in Section 2.2.

2.4	Sponsor acknowledges and agrees that

(a)	the structure, terms and beneficiaries of the Fund will be determined by the Company and GHI in their sole discretion; and

(b)	the composition of the management and the board of directors of the Fund will be determined by the Company.

3.	Representations And Warranties Of The Parties. Each Party, severally and not jointly, represents and warrants to the other Parties as follows:

3.1
Organization, Good Standing and Qualification.  If such Party is not a natural person, such Party has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of incorporation and has requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and contemplated to be conducted. If such Party is a natural person, such Party has full legal capacity, right and authority to execute this Deed and perform his/her obligations hereunder, and to consummate the transactions contemplated hereby. Such Party is duly licensed or qualified and in good standing (to the extent such concept is applicable in such Party’s jurisdiction of formation) as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing (to the extent such concept is applicable in such Party’s jurisdiction of formation), as applicable, except where the failure to be so licensed or qualified or in good standing would not have a material adverse effect on the ability of such Party to enter into and perform its obligations under this Deed and to consummate the transactions contemplated hereby.

3.2
Authorization.  If such Party is not a natural person, such Party has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Deed and to consummate the transactions contemplated hereunder; and all corporate actions on the part of such Party necessary for the authorization, execution and delivery of this Deed and the performance of all its obligations hereunder (including any board approval) have been taken. If such Party is a natural person, such Party has full legal capacity, right and authority to execute this Deed and perform his/her obligations hereunder, and to consummate the transactions contemplated hereby.  This Deed is, or when executed by the other Parties, will be, valid and legally binding obligations of such Party, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by applicable laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3
Consents; No Conflicts. Other than any filings to be made under applicable federal or state securities laws, all filings, notifications, notices, submissions, applications, or consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of this Deed and the consummation of the transactions contemplated hereby, in each case on the part of such Party, have been duly obtained or completed (as applicable) and are in full force and effect.  The execution, delivery and performance of this Deed by such Party does not, and the consummation by such Party of the transactions contemplated hereby will not result in any violation of, be in conflict with, or constitute a default under, require any consent under, or give any Person rights of termination, amendment, acceleration (including acceleration of any obligation of such Party) or cancellation under, (x) (i) any Governmental Order, (ii) any provision of the Organizational Documents of such Party (if such Party is not a natural person), (iii) subject to any filings to be made under applicable federal or state securities laws, any applicable Law, (iv) any Contract to which such Party is a party or by which its assets are bound, or (y) result in the creation of any lien or encumbrance upon any of the properties or assets of such Party other than liens or encumbrances pursuant to the PubCo Charter, this Deed, the Shareholder Support Agreements to which such Party is a party, any other Transaction Document or applicable federal or state securities laws, except in the case of sub-clauses (i), (iii), and (iv) of clause (x), as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of any such Party to enter into and perform this Deed and to consummate the transactions contemplated hereby.

4.	Miscellaneous; Definitions

4.1
Notices.  All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the intended recipient thereof at its address or at its email address set out below (or to such other address or email address as a Party may from time to time notify to each other Party). Any such notice, demand or communication shall be deemed to have been duly served (a) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt), and (d) if sent by registered post, five days after posting. The initial addresses and email addresses of the Parties for the purpose of this Deed are:

(a)	If to Sponsor, to:

Altimeter Growth Corp.
Address: 2550 Sand Hill Road, Suite 150
Menlo Park, CA 94025
Email:
Attention:

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1900 University Avenue, 6th Floor, East Palo Alto, California 94303
Email: paul.scrivano@ropesgray.com
Attention: Paul S. Scrivano, Esq.

(b)	If to GHI or the Company, to:

Grab Holdings Inc.
9 Straits View, #23-07/12, Marina One West Tower, Singapore 018937
Attention: Mr. Anthony Tan, Mr. John Cordova
Email address: Redact

With a copy (which shall not constitute notice) to:

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004-1482, U.S.A.
Email: ken.lefkowitz@hugheshubbard.com
Attention: Kenneth A. Lefkowitz

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
6 Battery Road, Suite 23-02
Singapore 049909
Email: jonathan.stone@skadden.com; rajeev.duggal@skadden.com
Attention: Jonathan B. Stone/Rajeev P. Duggal, Esq.

(c)	If to the Proxyholder, to:

Anthony Tan Ping Yeow
c/o Grab Holdings Inc.
Address: c/o 28 Sin Ming Lane, #01-143,
Midview City,
Singapore 573972
Email: Redact

(d)	If to the Covered Holders, to the addresses set forth the name of such Covered Holder on Schedule 1.

4.2
Assignment.  Subject to Section 1.2(b), no Party shall assign this Deed or any part hereof without the prior written consent of each other Party and any such transfer without prior written consent shall be void.

4.3
Termination.  This Deed shall automatically terminate upon the termination of the Business Combination Agreement, in accordance with its terms, in which case no Party shall have any obligation or liability hereunder.

4.4
Modifications and Amendments. This Deed may not be amended, modified, supplemented or waived, except by an instrument in writing (a) if related to Section 1, signed by the Covered Holders, the Proxyholder and the Company, (b) if related to Section 2, signed by Sponsor and the Company and (c) if related to any other provision hereof, signed by each Party.

4.5
Benefit.  Except as otherwise provided herein, this Deed shall be binding upon, and inure to the benefit of the Parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Deed shall not confer rights or remedies upon any person other than the Parties and their respective successors and assigns.

4.6
Governing Law. This Deed, and any claim or cause of action hereunder based upon, arising out of or related to this Deed (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Deed, shall be governed by and construed in accordance with the laws of the Cayman Islands, without giving effect to the principles of conflicts of laws that would otherwise require the application of the law of any other jurisdiction.

4.7
Arbitration. Any dispute arising out of or in connection with this Deed, including any question regarding its existence, validity or termination or breach, shall be referred to and finally resolved by arbitration administered in the Singapore International Arbitration Centre (“SIAC”) in Singapore in accordance with the Arbitration Rules of the SIAC for the time being in force, which rules are deemed to be incorporated by reference in this Section 4.7. The seat of the arbitration shall be Singapore. The Tribunal shall consist of three arbitrators and the language of the arbitration shall be English. The appointing authority shall be the Chairman or Deputy Chairman of SIAC.

4.8
Severability. If any provision of this Deed shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Deed shall not in any way be affected or impaired thereby and shall continue in full force and effect. The Parties further agree that if any provision contained in this Deed is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Deed, they shall take any actions necessary to render the remaining provisions of this Deed valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Deed to replace any provision contained in this Deed that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

4.9
No Waiver of Rights, Powers and Remedies. No failure or delay by a Party hereto in exercising any right, power or remedy under this Deed, and no course of dealing between the Parties, shall operate as a waiver of any such right, power or remedy of such Party. No single or partial exercise of any right, power or remedy under this Deed by a Party, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such Party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a Party shall not constitute a waiver of the right of such Party to pursue other available remedies. No notice to or demand on a Party not expressly required under this Deed shall entitle the Party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

4.10	Remedies.

(a)
The Parties agree that irreparable damage would occur if this Deed was not performed in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the Parties shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Deed and to enforce specifically the terms and provisions of this Deed in an appropriate arbitration tribunal as set forth in Section 4.7, this being in addition to any other remedy to which any Party is entitled at law, in equity, in contract, in tort or otherwise, including money damages. The right to specific enforcement shall include, by reason of the Proxyholder’s and the Company’s interest as described herein, the Proxyholder’s right to seek injunctive relief to prevent each Covered Holder from exercising or purporting to exercise the Entrusted Rights. The Parties further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 4.10 is unenforceable, invalid, contrary to applicable Law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(b)
The Parties acknowledge and agree that this Section 4.10 is an integral part of the transactions contemplated hereby and without that right, the Company and the other parties thereto would not have entered into the Business Combination Agreement and the Parties would not have entered into this Deed.

(c)
In any dispute arising out of or related to this Deed, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the reasonable and documented out-of-pocket costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Deed or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Deed or any other agreement, document, instrument or certificate contemplated hereby or thereby.

4.11
Headings; Counterparts. The headings in this Deed are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Deed.  This Deed may be executed in two or more counterparts, and by different Parties in separate counterparts, with the same effect as if all Parties had signed the same document, but all of which together shall constitute one and the same instrument.  Copies of executed counterparts of this Deed transmitted by electronic transmission (including by email or in .pdf format) or facsimile shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Deed.

4.12
Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Deed,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Deed as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. The word “will” shall be construed to have the same meaning as the word “shall”. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached will not detract from or mitigate the fact that such Party is in breach of the first representation, warranty, or covenant. All references in this Deed to numbers of shares shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

4.13
Mutual Drafting. With regard to each and every term and condition of this Deed, the Parties understand and agree that the same has been mutually negotiated, prepared and drafted, and if at any time the Parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which Party actually prepared, drafted or requested any term or condition of this Deed.

4.14	Definitions. Table of defined terms.

Agreement	Preamble
Assumed Key Executive Option	Recitals
Assumed Key Executive RSU Award	Recitals
Business Combination Agreement	Recitals
Class A Ordinary Shares	Recitals
Class B Ordinary Shares	Recitals
Company	Preamble
Covered Holder	Preamble
Covered Shares	Recitals
Entrusted Rights	1.1(a)
Fund Formation Notice	2.1
GHI	Preamble
Parties	Preamble
Party	Preamble
Proxy	1.1(a)
SIAC	4.7
Sponsor	Preamble
Sponsor Contribution Shares	Recitals

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Parties have executed this as a Deed as of the date first written above.

Sponsor	Company:
Solely for the purposes of Sections 2 and 3 and, to the extent applicable, Section 4

ALTIMETER GROWTH HOLDINGS	J1 HOLDINGS INC.

By:	By:
Name:	Name:
Title:	Title:

Executed in the presence of:	Executed in the presence of:

Witness Name:	Witness Name:
Proxyholder	GHI

GRAB HOLDINGS INC.

By:
Name:
Name: Anthony Tan Ping Yeow	Title:

Executed in the presence of:	Executed in the presence of:

Witness Name:	Witness Name:

[Signature page to Shareholders’ Deed]

Covered Holders:

Name: Ming Hokng Maa	Name: Tan Hooi Ling

Executed in the presence of:	Executed in the presence of:

Witness Name:	Witness Name:

JASMINE ENTERPRISES LTD.	HIBISCUS WORLDWIDE LTD.

By:	By:
Name:	Name:
Title:	Title:

Executed in the presence of:	Executed in the presence of:

Witness Name:	Witness Name:

ORCHID ENTERPRISES LTD.

By:
Name:
Title:

Executed in the presence of:

Witness Name:

[Signature page to Shareholders’ Deed]

Exhibit A

Form of Deed of Adherence

To:	J1 Holdings Inc. (the “Company”) and
the Proxyholder (as defined below)

From:	[Permitted Transferee]

Date:	[ ]

Ladies and Gentlemen,

Deed of Adherence

The undersigned (the “Permitted Transferee”) hereby agrees and covenants with each of you pursuant to this Deed of Adherence that (i) the Permitted Transferee became the holder of such number of Covered Shares of the Company as set forth in the table below and (ii) the Permitted Transferee will from the date hereof be recognized as a party to the Shareholders’ Deed entered into by and among the Company, Anthony Tan Ping Yeow (together with his successors, the “Proxyholder”) and each of the other parties named therein, dated as of April [  ], 2021 (the “Shareholders Deed”) as a “Covered Holder”, and will be bound, and abide, by all the provisions thereof.  Upon execution and delivery of this Deed of Adherence, the Permitted Transferee shall be deemed a “Covered Holder” for all purposes under the Shareholders Deed. Capitalized terms used but not defined herein shall have the meanings set forth in the Shareholders Deed.

The undersigned has executed this as a deed as of the date first written above.

Name and Contact Information	Number of Class B Ordinary Shares
[Permitted Transferee] [Address] Attention: [ ] Email: [ ]	[ ]

Executed in the presence of:

Witness Name: